UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

Eden Bioscience Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

The following letter is first being mailed to certain holders of Eden Bioscience Corporation common stock as of the record date for the upcoming special meeting of shareholders on or about May 1, 2009.

IMPORTANT – REMINDER TO VOTE

Dear Eden Bioscience Corporation Shareholder:

You are receiving this letter because you were a shareholder of our common stock on March 23, 2009, the record date for our upcoming special meeting of shareholders. As of this mailing, we have not received your vote on the proposals to be considered at the special meeting. Your prompt attention to voting your shares is appreciated and will eliminate the need for additional mailings and potential telephone solicitation for your vote.

The special meeting of shareholders will be held on May 20, 2009 at 9:00 a.m., Pacific time, at the Country Inn & Suites By Carlson, 19333 North Creek Parkway, Bothell, Washington 98011, for the following purposes:

1.	To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of our company pursuant to a plan of complete dissolution and liquidation.
2.

To consider and vote upon a proposal to adjourn the special meeting to another date, time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1.

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Proxy materials providing details of the proposals were previously mailed to you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2.

Please join your fellow shareholders and cast your vote. To cast your vote, simply complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. As a matter of convenience, registered shareholders (who own their shares in their own name) also may vote by telephone or via the Internet until 11:59 p.m., Eastern time, on May 19, 2009. Please have your proxy card in hand when calling or going online and follow the telephonic or online instructions. If your shares are held of record in the name of a bank, broker or other nominee, you should follow the separate instructions that the nominee provides to you in order to vote your shares. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. If you vote by telephone or via the Internet, there is no need to mail your proxy card.

If you have questions or need assistance in voting your shares, please call BNY Mellon Shareowner Services, our proxy solicitation agent, at 888-845-4020.

Sincerely,

Nathaniel T. Brown

April 29, 2009	Chief Executive Officer, Chief Financial Officer &
Woodinville, Washington	Secretary